Exhibit 1

JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D and all amendments thereto with respect to the Common Stock, par value $.001 Per Share, of Andrx Corporation, Inc. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Date: July 20, 2005

MMI INVESTMENTS, L.P.
By:	MCM Management, LLC
General Partner

By:	/s/ JEROME J. LANDE
Jerome J. Lande
Executive Vice President

MCM MANAGEMENT, LLC
By:	/s/ JEROME J. LANDE
Jerome J. Lande
Executive Vice President

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